                                                                     EXHIBIT 2.2


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                         AGREEMENT FOR STATUTORY MERGER

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                                 PROMEDCO, INC.
                       PROMEDCO OF NORTHERN NEVADA, INC.

                                      AND

                  WESTERN MEDICAL MANAGEMENT CORPORATION, INC.


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--------------------------------------------------------------------------------

                                NOVEMBER 7, 1996

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




                               DRAMATIS PERSONAE

-----------------------------------------------------------------------------------------------------------------------------
                Player                          Office Address                        Home Address
-----------------------------------------------------------------------------------------------------------------------------
                                                ProMedCo, Inc.
-----------------------------------------------------------------------------------------------------------------------------
 H. Wayne Posey                       ProMedCo, Inc.
 President                            801 Cherry St.
                                      Suite 1450                           (Edwards) 214-294-0119
 Dale Edwards                         Fort Worth, TX 76102
 Vice President                       817-335-5035
 E-mail: edwardsdk@aol.com            Fax 817-335-8321
 Pager: 1-800-759-7243
 Pin #5733551
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                                               ProMedCo Counsel
-----------------------------------------------------------------------------------------------------------------------------
 John E. Gillmor                      Boult, Cummings, Conners & Berry     (Gillmor) 1700 Graybar Lane
 615-252-2305                         414 Union Street, Suite 1600         Nashville, TN 37215
 Fax 615-252-6305                     Nashville, TN 37219                  615-297-3149
 E-mail: jgillmor@bccb.com            615-244-2582                         Car 615-419-4119
                                      Fax 615-252-2380                     Portable 615-330-3668
 Andrea Barach
 615-252-2329
 E-mail:abarach@bccb.com
-----------------------------------------------------------------------------------------------------------------------------
                                                    WMM/TMG
-----------------------------------------------------------------------------------------------------------------------------
 John P. ("Pat") Billingsley          Western Medical Management
 CEO                                  Corporation, Inc.
 702-686-4846                         75 Pringle Way
 Fax 702-688-5626                     Suite 712
                                      Reno, NV 89502
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

--------------------------------------------------------------------------------
                                WMM/TMG Counsel
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
 Kenneth W. Johnson                   Stoel Rives, LLP
 206-386-7629                         600 University Street
 Fax 206-386-7500                     Suite 3600
                                      Seattle, WA 98101-3197

 Barbara L. Nay                       Stoel Rives, LLP
 503-224-3380                         900 SW 5th Ave.
 Fax 503-220-2480                     Suite 2300
                                      Portland, OR 97205
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

                               TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Balance of the ProMedCo Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         COBRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Clinic Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Definitive Closing Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Escrow Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Escrow Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Escrow Break Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Exhibit Volume . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Final Closing Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Hypothetical ProMedCo Stock Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Inducement Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Initial Portion of the ProMedCo Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         IRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Professional Medical Management Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         ProMedCo . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         ProMedCo IPO Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         ProMedCo IPO Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         ProMedCo-Northern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         ProMedCo-Northern Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         ProMedCo Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Service Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Shareholder Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         TMG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         WMM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         WMM Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE  2. MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.1  Merger of WMM into ProMedCo-Northern.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.2  Exchange of Shares for Cash and/or Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.3  Rights of WMM's Stockholders Pending and Upon Surrender of Certificates.  . . . . . . . . . . . . . . . . 5
         2.4  Exchange Formula. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.5  Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.6  Escrow Closing; Closing; Effective Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.7  Dissenting Stockholders of WMM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.8  Nature of Transaction; Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.9  Transactions and Deliveries at the Escrow Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.10  Consideration Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF WMM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.1  Organization, Corporate Power and Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.2  Capitalization of WMM.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.3  Subsidiaries, Affiliates, Affiliated Companies and Joint Venture. . . . . . . . . . . . . . . . . . . .  12
         3.4  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.5  Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.6  Absence of Certain Recent Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.7  Title to Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.8  Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.9  Burdensome Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.10  Absence of Related Party Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.11  Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.12  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.13  Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.14  Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.15  Permits and Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.16  Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.17  Court Orders, Decrees and Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.18  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.19  Immigration Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.20  Program Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.21  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.22  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.23  Pension, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.24  Employee Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.25  Insurance and Bonds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.26  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.27  Healthcare Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.28  Facility Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         3.29  Improper Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.30  Books of Account; Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.31  No Finders or Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.32  Stockholder Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.33  Review of Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.34  Authority; Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.35  Consents and Approvals of Governmental Authorities.  . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.36  No Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.37  Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE  4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND PROMEDCO-NORTHERN . . . . . . . . . . . . . . . . . . . . .  24
         4.1  Organization and Standing of ProMedCo and ProMedCo-Northern.  . . . . . . . . . . . . . . . . . . . . .  24
         4.2  Capitalization of ProMedCo. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.3  ProMedCo Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.4  Authority; Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.5  No Finders or Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.6  Consents and Approvals of Governmental Authorities. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.7  Pending Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.8 Compliance with other Instruments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.9  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.10  Absence of Certain Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE  5 COVENANTS OF PROMEDCO AND PROMEDCO-NORTHERN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.1  Best Efforts to Secure Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.2  Corporate Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.3  Handling of Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.4  Non-Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE  6 COVENANTS OF WMM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.1  Access and Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.2  Conduct of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.3  Compliance with Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.4  Best Efforts to Secure Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.5  Unusual Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.6  Interim Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.7  Departmental Violations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.8  Insurance Ratings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.9  Maintain Insurance Coverage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.10  Exclusive Dealings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WMM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.1  Representations and Warranties True.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.2  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.3  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.4  No Obstructive Proceeding.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.5  Delivery of Certain Certified Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.6  No Agency Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.7  Closing Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.8  Proceedings and Documents Satisfactory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE  8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO AND PROMEDCO-NORTHERN  . . . . . . . . . . . . . . . .  32
         8.1  Representations and Warranties True.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.2  No Obstructive Proceeding.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.3  Opinion of WMM Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.4  Dissenters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.5  Service Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.6  Employment Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.7  Pooling Letters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.8  Stockholder Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.9  Inducement Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.10  Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.11  Proceedings and Documents Satisfactory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.12  No Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.13  Delivery of Certain Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.14  Closing Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE  9  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.1  Optional Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.2  Notice of Abandonment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.3  Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 10 INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.1  Indemnification by Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.2 Indemnification by ProMedCo and ProMedCo-Northern.  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.3  Representation, Cooperation and Settlement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.4  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         10.5  Restrictions and Limitations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         10.6  Shareholder Representative.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 11 MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.1  Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.2  Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.3  Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.4  Alternative Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.5  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.6 Legal Fees and Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.7  Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.8  Section Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.9  Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.10  Nature and Survival of Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.11  Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.12  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.13  Binding on Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.14  Parties in Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.15  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.16  Drafting Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.17  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.18  Reproduction of Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.19  Press Releases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


APPENDIX 2.9A FORM OF SERVICE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

APPENDIX 2.9B-1 FORMS OF EMPLOYMENT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

APPENDIX 2.9B-2 LIST OF PROVIDERS' GROSS INCOMES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

APPENDIX 2.9C FORM OF INTERIM SERVICE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

APPENDIX 2.9D FORM OF INTERIM MANAGEMENT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128

APPENDIX 2.9E FORM OF CREDIT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 134

APPENDIX 2.9F FORM OF ESCROW SERVICE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143

APPENDIX 7.2 OPINION OF COUNSEL TO PROMEDCO-NORTHERN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149

APPENDIX 8.3 OPINION OF COUNSEL TO WMM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 152

APPENDIX 8.8 FORM OF STOCKHOLDER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 155

APPENDIX 8.9 FORM OF INDUCEMENT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 162

                         AGREEMENT FOR STATUTORY MERGER

         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of November 7, 1996, among ProMedCo, Inc., a Texas corporation ("ProMedCo"), ProMedCo of Northern Nevada, Inc., a Nevada corporation and a wholly-owned subsidiary of ProMedCo ("ProMedCo-Northern") and Western Medical Management Corporation, Inc., a Nevada corporation ("WMM").

         RECITAL:

         WMM provides medical practice facilities, non-medical personnel and medical practice management and administrative services to Knutzen Goring Medical Group, Ltd., a Nevada corporation dba Northern Nevada Medical Group ("TMG") which in turn operates a multi-specialty medical practice in Reno, Nevada and other communities in northern Nevada. ProMedCo, through its subsidiaries, including ProMedCo-Northern, is engaged in the business of providing medical practice facilities, nonmedical personnel and medical practice management and administrative services.

         WMM desires to merge with ProMedCo-Northern in exchange for voting shares of Common Stock ProMedCo in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code. ProMedCo is in the process of attempting to make an initial public offering of its common stock, and in connection therewith intends to reincorporate as a Delaware corporation named Professional Medical Management Company by merging with a subsidiary having that name. If that reincorporation occurs prior to the Effective Date of the merger contemplated hereby, all references to ProMedCo hereunder will be deemed to be references to Professional Medical Management Company.

         The parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

"AFFILIATE" means with respect to any Person which controls, is controlled by, or is under common control with such Person.

"BALANCE OF THE PROMEDCO SHARES" is defined in Section 2.4.

"CONSIDERATION"  means $_______ as adjusted pursuant to Section 2.10.

"COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of
         1985, 26 U.S.C. Section 162 et seq.

"CLINIC FACILITY" means the clinic facilities located at 75 Pringle Way, Reno, NV 89502 (Suites 301,302, 303, 801, 803 and 804); 2005 Sierra
         Highlands Suite 101, Reno, NV 89523; 236 W. Sixth St., Suite 201, Reno, NV 89503; 343 Elm Street, (Suites 407 and 407), Reno, NV 89503; 730 Willow Avenue, Reno, NV 89502; and Incline Medical 889 Alder, Suite 201, Incline Village, NV 89451.

"CODE" means the Internal Revenue Code of 1986, as amended.

"CPA FIRM" is defined in Section  2.10(a).

"CREDIT AGREEMENT" is defined in Section  2.9(e).

"DEFINITIVE CLOSING STATEMENTS" is defined in Section  2.10(a).

"EFFECTIVE DATE" is defined in Section  2.6.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ESCROW AGREEMENT" means the Escrow Agreement to be dated the Escrow Closing
         Date among WMM, ProMedCo-Northern and the Escrow Agent in the form attached hereto as Appendix 2.9F.

"ESCROW AGENT" means John E. Gillmor.

"ESCROW CLOSING" and "ESCROW CLOSING DATE" are defined in Section  2.6.

"ESCROW BREAK DATE" is defined in the Escrow Agreement

"EXHIBIT VOLUME" means the volume of Exhibits referred to in this Agreement prepared and delivered by WMM.

"FINAL CLOSING STATEMENT" is defined in Section  2.10 (a).

"GAAP" means generally accepted accounting principles.

"HYPOTHETICAL PROMEDCO STOCK PRICE" means the hypothetical price per share
         ProMedCo stock would have been worth on October 9, 1996 as a publicly traded company on NASDAQ as determined by an investment banker mutually acceptable to ProMedCo and WMM and assuming the merger contemplated hereby and a similar transaction with King's Daughters Clinics had been consummated by ProMedCo as of that date.

"INDUCEMENT AGREEMENT" is defined in Section  8.9.

"INITIAL PORTION OF THE PROMEDCO SHARES" is defined in Section  2.4.

"INTERIM MANAGEMENT AGREEMENT" is defined in Section  2.9(d).

"INTERIM SERVICE AGREEMENT" is defined in Section  2.9(c).

"INVENTORY" means the inventory of WMM.

"IRS" means the Internal Revenue Service.

"PENSION PLAN" and "PENSION PLANS" means any "employee pension benefit plan" listed in Exhibit 3.22.

"PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust or unincorporated organization.

"PROFESSIONAL MEDICAL MANAGEMENT COMPANY" means Professional Medical Management
         Company, a Delaware corporation, with which ProMedCo intends to merge in connection with its initial public offering.

"PROMEDCO" means ProMedCo, Inc., a Texas corporation which is the sole shareholder of ProMedCo-Northern; if ProMedCo merges with Professional Medical Management Company prior to the Effective Date, "ProMedCo" shall mean Professional Medical Management Company.

"PROMEDCO IPO DATE" means the date on which ProMedCo first sells stock to the public pursuant to its initial public offering.

"PROMEDCO IPO PRICE" means the price per share at which ProMedCo offers
         ProMedCo Stock to the public at its initial public offering.

"PROMEDCO-NORTHERN" means ProMedCo of Northern Nevada, Inc., a Nevada corporation.

"PROMEDCO-NORTHERN DISTRIBUTION" shall have the meaning ascribed thereto in the Service Agreement.

"PROMEDCO STOCK" is defined in Section 2.3; if the ProMedCo merger with Professional Medical Management Company occurs prior to the Effective Date, "ProMedCo Stock shall mean the Common Stock, with a par value $.01 per share of Professional Medical Management Company.

"SERVICE AGREEMENT" means the undated Services Agreement between ProMedCo-Northern and TMG in the form attached hereto as Appendix 2.9A.

"SHAREHOLDERS" mean the following individuals who are shareholders of WMM:
         Victor K. Knutzen, M.D., Catherine Goring, M.D., Craig Klose, M.D., Ricardo Garcia, M.D., Terrence McGaw, M.D., Brad Graves, M.D., John P. Billingsley, Lester Ho, M.D., Michael E. Gallagher, and Elaine Gajewski.

"SHAREHOLDER REPRESENTATIVE" is defined in Section  10.6.

"TMG" means Knutzen Goring Medical Group, Ltd., a Nevada corporation dba The
         Northern Nevada Medical Group.

"WMM" means Western Medical Management Corporation, Inc., a Nevada corporation.

"WMM FINANCIAL STATEMENTS" is defined in Section  3.4.

ARTICLE  2. MERGER

         2.1 MERGER OF WMM INTO PROMEDCO-NORTHERN. WMM shall be merged with and into ProMedCo-Northern on the Effective Date in accordance with the applicable laws of the States of Nevada and Delaware as provided in a Plan of Merger to be set forth in the Articles of Merger which shall be prepared by ProMedCo's counsel and agreed to by WMM's Counsel, certain provisions of which shall be as follows:

         (a) SURVIVING CORPORATION. ProMedCo-Northern shall be the surviving corporation (the "Surviving Corporation") from and after the Effective Date, and the name of the Surviving Corporation shall be ProMedCo of Northern Nevada, Inc." On the Effective Date, the separate existence of WMM shall cease, and the Surviving Corporation shall without other transfer succeed to all the rights and property, subject to all debts and liabilities, of WMM and ProMedCo-Northern in the same manner as if the Surviving Corporation itself had incurred them.

         (b) ARTICLES OF INCORPORATION. From and after the Effective Date, the Articles of Incorporation of ProMedCo-Northern shall be the Articles of Incorporation of the Surviving Corporation.

         (c) BY-LAWS. From and after the Effective Date, the by-laws of ProMedCo-Northern as they exist on the date hereof shall be the by-laws of the Surviving Corporation.

         (d) DIRECTORS AND OFFICERS. The directors and officers of ProMedCo-Northern immediately prior to the Effective Date shall be the officers and directors, respectively, of the Surviving Corporation, to serve, in both cases, until their successors shall have been elected and shall qualify or until otherwise provided by law and the Articles of Incorporation and by-laws of the Surviving Corporation.

         2.2 EXCHANGE OF SHARES FOR CASH AND/OR SECURITIES. The manner and basis of exchanging and converting the shares of common stock of the ProMedCo-Northern and WMM on the Effective Date shall be as follows:

         (a) COMMON STOCK OF PROMEDCO. By virtue of the Merger and without any action of the holder thereof each share of common stock of ProMedCo-Northern outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Corporation.

         (b)     COMMON STOCK OF WMM.      By virtue of the merger and without
                 any action of the holders thereof each share of no par value Series A Preferred Stock of WMM ("WMM Preferred Stock") and each share common stock of WMM ("WMM Common Stock") outstanding at the Effective Date shall be deemed canceled and reclassified into the number of shares of the no par value common shares of ProMedCo ("ProMedCo Common Stock") determined in accordance with the formula set forth in Section 2.4 hereof, except that any share of WMM Common Stock then owned by WMM shall be canceled. The Surviving Corporation shall not deliver any fraction of a share of ProMedCo Common Stock in exchange for WMM Common Stock but will deliver a whole number of shares of ProMedCo Common Stock rounded up to the next whole number.

         2.3 RIGHTS OF WMM'S STOCKHOLDERS PENDING AND UPON SURRENDER OF CERTIFICATES. From and after the Effective Date, except as provided in the Nevada Business Corporation Act with respect to rights of dissenting stockholders, each holder of a certificate representing shares of WMM Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation, to receive in exchange therefor the consideration to which such holder would otherwise be entitled on the basis provided for in Section 2.4 of this Agreement.

         2.4 EXCHANGE FORMULA. The WMM Preferred Stock and Common Stock shall be converted in to the number of shares of ProMedCo Stock resulting from application of the following formulas:

         (a)     WMM PREFERRED STOCK:

                 Y = Pref/Price

         (b)     COMMON STOCK

                 Z = [Shares-(Y x PS)]/WMMS

where

              Pref  = $5.00 (the WMM Preferred Stock Liquidation Preference).

              PS = 8,500 (the number of shares of WMM Preferred Stock per
                   Section  3.2)

              Z = the number of shares of ProMedCo Stock to be exchanged for each share of WMM Common Stock;

         Shares = Consideration/Price;

         Consideration has the meaning set forth in Article 1;

         Price = ProMedCo IPO Price if the ProMedCo IPO Date occurs on or prior to January 31, 1997 or if not, the Hypothetical ProMedCo Stock Price.

         WMMS = 11,577 (number of share of WMM Common Stock shares outstanding per Section 3.2)(1)

--------------------

         (1) Thus if Price = $14.00 and Consideration = $4,000,000, ProMedCo would issue 0.3571 of a share of its Common Stock for each share of WMM Preferred stock as follows:

Y =Pref/Price

Y = $5.00/$14.00 = 0.3571

and 24.417 shares of its Common Stock for each share of WMM Common Stock as follows:

Shares = Consideration/Price = $4,000,000/$14.00 = 285,714

Z = (Shares-(Y x PS))/WMMS = (285,714-(0.3571 x 8,500))/11,577 = 24.417

                                                                               ProMedCo
                                                                                 Shares
                                                                               --------
Recap:   Total Preferred Shares = 8,500 x 0.3571 =                                3,035
         Total Common Shares = 24.417 x 11,577 =                                282,676
                                                                                -------
                              Total ProMedCo Shares                             285,710
                                                                                =======


Immediately after the Effective Date, ProMedCo will issue the number of shares of ProMedCo Stock representing 90% of the number of shares into which the WMM Common Stock is to be converted (the "Initial Portion of the ProMedCo Shares") to the WMM Shareholders and on the first anniversary of the Effective Date, ProMedCo shall issue the remaining 10% of the number of shares into which the WMM Common Stock is to be converted (the "Balance of the ProMedCo Shares"), net of all adjustments pursuant to this Agreement, shall be issued to the former WMM Shareholders.

         2.5 LEGEND. The certificates representing ProMedCo Stock issued to WMM as the result of the transactions contemplated hereby shall bear the following legend:

                 "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THESE SECURITIES MAY BE MADE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; OR
                 (II) AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT."

         2.6 ESCROW CLOSING; CLOSING; EFFECTIVE DATE. The deliveries described in Section 2.9 (the "Escrow Closing") shall take place on November 7, 1996 (the "Escrow Closing Date"), at the offices of WMM or such other site as may be designated by WMM and ProMedCo-Northern, and WMM and ProMedCo-Northern shall enter into the Escrow Agreement with the Escrow Agent on the Escrow Closing Date. In case the Escrow Closing does not take place on November 7, 1996, the Escrow Closing Date shall be set by mutual agreement between ProMedCo-Northern and WMM; provided, however, that in no event shall the Escrow Closing take place later than November 12, 1996 unless extended by ProMedCo-Northern. The closing of merger and the legal consummation of other transactions contemplated hereby shall take place on the Escrow Break Date, as such term is defined in the Escrow Agreement. Upon receipt of the Articles of Merger from the Escrow Agent, ProMedCo-Northern shall cause the Articles of Merger to be filed with the appropriate offices in Nevada and the stock then held by the Escrow Agent shall be distributed to the former WMM
Shareholders.   The date on which the Articles of Merger are filed with the
Secretary of State of Nevada shall be the "Effective Date" hereunder. If, as a result of the adjustment provisions of Section 2.10 the former WMM Shareholders are entitled to more or fewer shares than they receive pursuant to the previous sentence of this Section 2.6, ProMedCo-Northern shall cause the issuance of such additional shares or obtain them from the former WMM shareholders, as the case may be.

         2.7 DISSENTING STOCKHOLDERS OF WMM. Each stockholder of WMM, if any, who becomes entitled, pursuant to Section 92A.300 of the Nevada Revised Statues, to payment of the fair value of his WMM Common Stock (a "Dissenting Stockholder") shall receive payment therefor from the Surviving Corporation but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions. WMM shall not, except with the prior written consent of ProMedCo, voluntarily make any payment with respect to or settle or offer to settle any demand for such payment. Shares of WMM Common Stock acquired by WMM or the Surviving Corporation from Dissenting Stockholders shall be canceled.

         2.8 NATURE OF TRANSACTION; FURTHER ASSURANCES. The parties intend that the transactions contemplated hereby shall constitute a tax free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, (the "Code") and shall use their best efforts to avoid any actions not contemplated hereby which are inconsistent with such intention. ProMedCo, ProMedCo-Northern and WMM, respectively, shall take all such action as may be necessary or appropriate to effectuate the transactions contemplated hereby.

         2.9 TRANSACTIONS AND DELIVERIES AT THE ESCROW CLOSING. The following additional transactions shall occur at the Escrow Closing:

         (a) TMG and ProMedCo-Northern shall enter into an undated Service Agreement in the form attached hereto as Appendix 2.9A which shall be guaranteed by ProMedCo.

         (b) TMG shall enter into employment agreements in the form attached as Appendix 2.9B-1 hereto (the "Provider Employment Agreements") with each of its Providers, as such term is defined in the Service Agreement; provided however, Providers, as a group, representing an aggregate annualized gross income of less than $375,000 as set forth in Appendix 2.9B-2 need not enter into such employment agreements.

         (c) WMM and TMG shall enter into an Interim Service Agreement in the form attached hereto as Appendix 2.9C.

         (d) ProMedCo-Northern and WMM shall enter into an Interim Management Agreement in the form attached hereto as Appendix 2.9D.

         (e) ProMedCo-Northern and WMM shall enter into a Credit Agreement in the form attached hereto as Appendix 2.9E and WMM shall execute and deliver to ProMedCo-Northern the UCC-1 financing statement contemplated thereby.

         (f) ProMedCo-Northern, WMM and the Escrow Agent shall enter into the Escrow Agreement in the form attached hereto as Appendix 2.9F.

         (g) WMM shall deliver the "WMM Instruments" as such term is defined in the Escrow Agreement.

         (h) ProMedCo-Northern shall deliver the remainder of the "ProMedCo Deliveries", as such term is defined in the Escrow Agreement.

         (i) TMG and ProMedCo-Northern shall enter into the Inducement Agreement in the form attached hereto as Appendix 8.9.

         2.10  CONSIDERATION ADJUSTMENTS

         (a) DEFINITIVE CLOSING STATEMENTS. Within 120 days after the Escrow Closing or by such time as is reasonable under the circumstances, ProMedCo-Northern shall prepare and deliver to the Shareholders and the Shareholder Representative a final balance sheet of WMM as of the Escrow Closing Date ("Final Closing Statement"). ProMedCo-Northern covenants that the Final Closing Statement shall be true, complete and accurate and will present fairly the assets and liabilities of WMM as at the Escrow Closing Date, calculated in a manner consistent with the WMM Financial Statements (as defined in Section
                 3.4), and the requirements of this Agreement. The Shareholders and the Shareholder Representative and their representatives shall be provided access to the books and records of ProMedCo-Northern as necessary to verify the accuracy of such calculations. If within 30 business days of receipt of the Final Closing Statement, the Shareholder Representative fails to deliver to ProMedCo-Northern written notice specifying any unacceptable entries on the Final Closing Statements and the reasons therefor, then such Final Closing Statement shall constitute the Definitive Closing Statements. If the Shareholder Representative timely and duly delivers such notice within 30 business days of receipt thereof, the parties shall attempt in good faith to resolve the differences, and if they are unable to do so, within 20 days thereafter either party may deliver the Final Closing Statement to a "big six" accounting firm mutually acceptable to ProMedCo-Northern and the Shareholder Representative (the "CPA Firm"), who shall have 20 business days to review the Final Closing Statement and make such adjustments thereto as it deems necessary to ensure that the Final Closing Statement has been prepared in a manner consistent with the WMM Financial Statements calculated on a consistent basis and the requirements of this Agreement and conform to consistently applied generally accepted accounting principles. The Final Closing Statement as so adjusted shall constitute the Definitive Closing Statement and shall be binding on ProMedCo, ProMedCo- Northern and the Shareholders. If the total amount payable by ProMedCo-Northern pursuant to clause (b) below increases from that shown on the Final Closing Statement, ProMedCo-Northern shall pay the fees and expenses of the CPA Firm, otherwise such fees and expenses shall be borne by the Shareholders.

         (b) BALANCE SHEET ADJUSTMENT. To the extent that the Definitive Closing Statement shows assets at Escrow Closing net of liabilities to be different from the same assets net of the same liabilities on the WMM Financial Statements as of September 30, 1996 (excluding the effects of any adjustments related to the receivable from TMG), and as adjusted in accordance with GAAP, the Consideration shall be increased or reduced, as the case may be, on a dollar for dollar basis.

         (c) DISTRIBUTION FUNDS ADJUSTMENTS. If Distribution Funds for the annualized eight months ended August 31, 1996 (based on the assumption that the Service Agreement had been in place during such period) are more or less than $4,977,180 ("Targeted Distribution Funds") the Consideration shall be increased, or decreased, as the case may be, on the basis of $1.10 for each $1.00 of excess or deficiency in the Targeted Distribution Funds.

         (d) PROVIDER DEFICIENCY ADJUSTMENT. To the extent that Providers listed in Appendix 2.9B-3 representing in excess of $375,000 of annualized gross revenues (such excess if referred to herein as the "Gross Revenue short Fall") fail to execute Shareholder

                 Physician Employment Agreements and/or Non-Shareholder Employment Agreements as contemplated by Sections 2.9(b) and
                 (c) hereof, the Consideration shall be reduced at the rate of $0.43 for each $1.00 of the Gross Revenue Short Fall.

Any reduction in the Consideration resulting from this Section 2.10 shall be accomplished by first reducing the Balance of the ProMedCo Shares and if such reductions exhaust the Balance of the ProMedCo Shares, then the Shareholder shall return within 10 days after a demand therefor by ProMedCo-Northern, sufficient additional shares of ProMedCo Stock from the Initial Portion of the ProMedCo Shares to fully satisfy the reduction in Consideration.

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF WMM

    WMM hereby represents and warrants to ProMedCo and ProMedCo-Northern as follows:

         3.1 ORGANIZATION, CORPORATE POWER AND QUALIFICATION. WMM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. WMM is not qualified to do business in any other jurisdiction, and owns or leases no assets and has no employees regularly providing services in any other states or other jurisdiction. No jurisdiction where WMM is not presently qualified as a foreign corporation has made any assertion that such corporation's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of the Articles of Incorporation and all amendments thereto as of the date hereof of WMM certified by the Secretary of State of Nevada and a copy of its by-laws, as amended to the date hereof (both certified by the Secretary of WMM), are included as Exhibit 3.1 of the Exhibit Volume and are true, accurate and complete as of the date hereof. WMM is not currently in default under or in violation of any provision of its Articles of Incorporation or bylaws.

         3.2 CAPITALIZATION OF WMM. The authorized capital stock of WMM consists of 25,000 shares Series A Preferred Stock without par value common stock, of which as of the date hereof, 8,500 shares have been duly authorized by all necessary corporate action on the part of WMM , are validly issued and outstanding, fully paid and non-assessable, 25,000 shares of Class A Voting Common Stock without par value of which 11,577 shares have been duly authorized by all necessary corporate action on the part of WMM , are validly issued and outstanding, fully paid and non-assessable, and 25,000 shares of Class B Non-voting Common Stock, without par value, none of which are outstanding. No assessments have been made with respect to such stock which have not been fully satisfied. There are no other authorized or outstanding or authorized equity securities of WMM of any class, kind or character, and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls puts or other agreements or commitments of any character relating to the capital stock of WMM or any securities convertible or exchangeable or exercisable for any shares of stock of any class of capital stock of WMM. Except for the transactions contemplated by this Agreement, there are not any agreements or understandings among WMM's stockholders with respect to the voting of shares of the WMM Stock on any matter. No shares of the capital stock of WMM are reserved for any purpose; there are no preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the capital stock of WMM and there are no agreements or other obligations (contingent or otherwise) which may require WMM to issue, repurchase or otherwise acquire any shares of its capital stock or any other securities. There are no outstanding or authorized stock appreciation/phantom stock or similar rights with respect to WMM. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting stock of WMM There are no accrued, but unpaid dividends on the Series A Preferred Stock..

         3.3 SUBSIDIARIES, AFFILIATES, AFFILIATED COMPANIES AND JOINT VENTURE. WMM has no direct or indirect ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise.

         3.4 FINANCIAL STATEMENTS. Exhibit 3.4 consists of the following financial statements of WMM: (i) balance sheet of WMM at December 31, 1995 and the related statement of operations, stockholders' equity and cash flow for the three years then ended, together with the audit opinion report thereon of Arthur Andersen & Company, LLP, certified public accountants and (ii) unaudited balance sheet of WMM at September 30, 1996 and the related statement of operation for the nine months then ended (such financial statements and the related notes being herein called "WMM Financial Statements").

         The WMM Financial Statements are true, complete and accurate, have been based upon the information contained in the books and records of WMM and present fairly the assets, liabilities and financial condition of WMM as of the dates thereof and the results of its operations for the periods then ended, prepared in conformity with generally accepted accounting principles, it being understood that the unaudited portions thereof are subject to normal adjustments which might arise for audits of its current year, and are without financial notes. The WMM Financial Statements do not contain any material inaccuracy and do not suffer from any material omissions.

         3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the WMM Financial Statements and except for commitments and obligations incurred in the ordinary course of business accruing after September 30, 1996, WMM as of September 30, 1996, had, or will have at the Escrow Closing Date, no liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to WMM or any directors, officers or employees of WMM, whether due to become payable and regardless of when or by whom asserted) of a nature customarily reflected on a corporate balance sheet prepared in accordance with generally accepted accounting principles as applied on a basis consistent with prior periods..

         3.6 ABSENCE OF CERTAIN RECENT CHANGES. Except as expressly provided in this Agreement or as set forth on Exhibit 3.6 in alphabetical order corresponding to the following subsections, since September 30, 1996, and through the Escrow Closing Date, WMM has not been and will not have:

         (a) except in the usual and ordinary course of its business, consistent with past practice, and in an amount which is usual and normal incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

         (b) suffered any damage, destruction or loss, whether or not covered by insurance, in excess of $10,000;

         (c) suffered the resignation or other termination of any management personnel of WMM, or the loss of or other termination of a business relationship with any material customers or suppliers of WMM's business;

         (d) increased the regular rate of compensation payable by it to any employee other than normal merit and cost of living increases granted in the ordinary course of business; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required;

         (e) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of its employees not theretofore in effect;

         (f) suffered any change in its financial condition, assets, liabilities, operations, prospects or business or suffered any other event or condition of any character which individually or in the aggregate has or might reasonably have a material adverse effect on WMM, it being understood that WMM has operated at a loss;

         (g) experienced any labor organizational efforts, strikes or complaints other than grievance procedures in the ordinary course of business or entered into any collective bargaining agreements with any union;

         (h) made any single capital expenditure which exceeded $5,000 or made aggregate capital expenditures which exceeded $10,000;

         (i) except with respect to liens or encumbrances arising by operation of law, permitted or allowed any of the assets of WMM to be subjected to any pledge, lien, security interest, encumbrance, restriction or charge of any kind;

         (j) written down the value of any of the assets of WMM, or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which are material;

         (k) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the usual and ordinary course of business;

         (l) suffered any extraordinary losses, canceled any debts or waived any claims or rights of substantial value, whether or not in the usual and ordinary course of business;

         (m) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any stockholder of WMM or any of the officers or directors of WMM or of any "Affiliate" of any of its officers or directors, except for reimbursement of ordinary and reasonable business expenses related to the business of WMM and compensation to officers at rates not exceeding the rates of compensation at September 30, 1996;

         (n) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license of significant value to which WMM is a party, except in the ordinary course of business;

         (o) entered into a material transaction other than in the ordinary course of business or made any change in any method of accounting or accounting practice;

         (p)     canceled, or failed to continue, insurance coverages; or

         (q) agreed, whether in writing or otherwise, to take any action described in this Section 3.6.

         3.7  TITLE TO ASSETS.   The assets of WMM consisting of owned personal
property are subject to no liens or encumbrances except the security interests of record set forth on Exhibit 3.7 of the

Exhibit Volume, which Exhibit is a copy of a Uniform Commercial Code ("UCC") search as of a recent date duly obtained by WMM and which search shows security interests of record relating to such assets in every place where such security interests are properly filed and includes copies of all such financing statements.

         3.8 CONTRACTS. Exhibit 3.8 of the Exhibit Volume lists each contract, lease, agreement and other instrument to which WMM is a party or is bound which involves an unperformed commitment or obligation (contingent or otherwise) within the next 12 months of more than $10,000. Except as noted in such Exhibit, all such contracts, leases and agreements are in full force and effect, there has been no threatened cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and all will continue to be binding in accordance with their terms after consummation of the transactions contemplated hereby.

         Except as described in Exhibit 3.8 or the other Schedules hereto (and except for purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), WMM is not, as of the date of this Agreement, a party to or bound by any:

         (a) material agreement or contract not made in the ordinary course of business;

         (b) employee collective bargaining agreement or other contract with any labor union;

         (c)     covenant not to compete binding on WMM;

         (d) lease or similar agreement under which WMM is a lessor or sublessor of any material real property owned or leased by WMM or any portion of premises otherwise occupied by WMM;

         (e) (i) lease or similar agreement under which (A) WMM is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or
                 (B)WMM is a lessee or sublessee of any tangible personal property owned by any of its shareholders, (ii) continuing contract for the future purchase of materials, supplies or equipment, or (iii) management, service, consulting or other similar type of contract, in any such case which has a future liability within the next 12 months in excess of $10,000, and which is not terminable by WMM for a cost of less than $10,000;

         (f) license or other agreement relating in whole or in part to, trademarks (including, but not limited to, any license or other agreement under which WMM has the right to use any of the same owned or held by a third party);

         (g) agreement or contract under which WMM has borrowed or lent any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others for an amount in excess of $10,000 (other than (i) endorsements for the purpose of collection in the ordinary course of business and (ii) advances to employees of WMM in the ordinary course of business);

         (h) mortgage, pledge, security agreement, deed of trust or other document granting a lien against the assets of WMM (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices but excluding operating leases);

         (i) other agreement, contract, lease, license, commitment or instrument to which WMM is a party or by or to which WMM or any of it assets or businesses are bound or subject, which has an aggregate future liability within the next 12 months in excess of $10,000 and is not terminable by WMM for a cost of less than $10,000; or

         (j) any agreement, contract, understanding or business venture with any physician, other provider or any other Person which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services.

         3.9 BURDENSOME AGREEMENTS. Except as is set forth in Exhibit 3.9 of the Exhibit Volume, WMM is not a party to, nor are any of its assets subject to or bound or affected by, any provision of any order of any court or other agency of government or any indenture, agreement or other instrument or commitment which materially adversely affects the operations, earnings, assets, properties, liabilities, business or prospects of WMM or its condition, financial or otherwise.

         3.10  ABSENCE OF RELATED PARTY TRANSACTIONS.  Except as disclosed on
Exhibit 3.10, neither WMM, nor any officer, director or Affiliate of WMM, has any material direct or indirect financial or economic interest in any competitor or supplier of WMM. WMM is not a party to any transaction or proposed transaction, including without limitation the leasing of property, the purchase or sale of materials or goods (except with respect to WMM's service business) or the furnishing of its services (except as employees of the WMM), to any Affiliate of WMM, including (without limitation) any family member of a shareholder of WMM; and WMM has not directly or indirectly entered into any agreement or commitment which could result in WMM's becoming obligated to provide funds in respect of or to assume any obligation of any such affiliated person or entity. Except as set forth on Exhibit 3.10 or as reflected in the WMM Financial Statements, there are no debts owing to WMM by, or any contractual agreements or understandings between WMM and, any shareholder, director or officer of WMM, any member of their respective families, or any Affiliate of any of the foregoing individuals, and none of the foregoing individuals or any Affiliate of them owns any property or rights, tangible or intangible (other than an equitable interest), used in or related to WMM's business. WMM is not indebted to any shareholder, officer, director or employee of WMM, or to any member of their respective families, or to any Affiliate of any of the foregoing individuals, in any amount whatsoever, other than for payment of salaries and compensation for services actually rendered to WMM in the ordinary course of their businesses.

         3.11 DEFAULTS. Except as disclosed in Exhibit 3.11, WMM is not in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any outstanding indenture, mortgage, contract, instrument or agreement to which WMM is a party or by which WMM may be bound or under any provision of the Articles of Incorporation or by-laws of WMM. Except as disclosed on Exhibit 3.11, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any law, the violation of which would result in a significant liability to WMM, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Articles of Incorporation or by-laws of WMM or any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which WMM is a party or is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of WMM to be accelerated, or increase any such liability or obligation.

         3.12 INVENTORY. The Inventory consists of a quality and quantity usable and saleable in the ordinary course of business and is carried on the balance sheet included in the WMM Financial Statements at the lower of cost or market, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the latest balance sheet included in the WMM Financial Statements to net realizable market value or for which adequate reserves have been provided in the latest balance sheet included in the WMM Financial Statements. The present quantity of the Inventory of WMM is reasonable and warranted in the present circumstances of the business conducted by WMM. The only transactions related thereto since September 30, 1996 have been additions or sales in the ordinary course of business.

         3.13 EQUIPMENT. All assets of WMM consisting of equipment are well maintained and in good operating condition, except for reasonable wear and tear and except for items which have been written down in the WMM Financial Statements to a realizable market value or for which adequate reserves have been provided in the WMM Financial Statements. The present quantity of all such equipment of WMM is reasonable and warranted in the present course of the business conducted by WMM. The only transactions related thereto since September 30, 1996, have been additions thereto in the ordinary course of business or as disclosed in Exhibit 3.6.

         3.14 RECEIVABLES. All notes and accounts receivable of WMM shown on the latest balance sheet contained in the WMM Financial Statements and all those arising since the date of such balance sheet have arisen in the ordinary course of business and have been or are collectible in the ordinary course of business in the book amounts thereof after provision for losses consistent with WMM's historical practices.

         3.15 PERMITS AND LICENSES. Included as Exhibit 3.15 in the Exhibit Volume is a schedule of permits and licenses, listing and briefly describing each permit, license or similar authorization from each governmental authority issued with respect to the operation or ownership of properties by WMM together with the designation of the respective expiration dates of each, and also listing and briefly describing each association in which WMM is a member and each association or governmental authority by which WMM is accredited or otherwise recognized. WMM is not required to obtain any additional permits, licenses or similar authorizations (including, without limitation, any additional certificates of need) from any governmental authority for the proper conduct of its business or to become a member of or accredited by any association or governmental authority other than those listed on Exhibit 3.15 in the Exhibit Volume, the failure of which to obtain will have a material adverse effect on the operations and business of WMM.

         3.16  LITIGATION, ETC.  Except as set forth in Exhibit 3.16 of the
Exhibit Volume: (i) there is no litigation, arbitration, governmental claim, investigation or proceeding pending or to the knowledge of WMM, threatened against WMM at law or in equity, before any court, arbitration tribunal or governmental agency; (ii) there are no facts based on which material claims may be hereafter made against WMM; and (iii) all claims and litigations against WMM are fully covered by insurance.

         3.17 COURT ORDERS, DECREES AND LAWS. There is not outstanding or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting WMM or its assets. WMM is in compliance in all material respects with all applicable federal, state and local laws, regulations and administrative orders which are material to the business of WMM and WMM has received no notices of alleged violations thereof. To the best knowledge of WMM, no governmental authorities are presently conducting proceedings against WMM and no such investigation or proceeding is pending or being threatened.

         3.18 TAXES. All federal, state and other tax returns of WMM required by law to be filed have been timely filed, and WMM has paid or provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which WMM has set aside on its books adequate reserves. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all material respects. The amounts set up as provisions for taxes (including provision for deferred income taxes) on the WMM Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the September 30, 1996. There are no tax liens on any of WMM's assets except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which WMM has set aside on its books adequate reserves. There are no pending tax examinations nor has WMM received a revenue agent's report asserting a tax deficiency. WMM does not expect any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been made by a taxing authority in a jurisdiction where WMM does not file tax returns that WMM is or may be subject to taxes assessed by such jurisdiction.

         3.19 IMMIGRATION ACT. WMM is in compliance with the terms and provisions of the Immigration and Nationality Act, as amended (the "Immigration Act") in all material respects. For each employee (as defined in 8 C.F.R.
Section 274a.1(f)(1996)) of WMM for whom compliance with the Immigration Act by WMM is required, WMM has obtained and retained a complete and true copy of each such employee's Form I-9 (Employment Eligibility Verification Form) as required by 8 C.F.R. Section 274a2(b)(2)(1996). WMM has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to WMM's knowledge, has any action or administrative proceeding been initiated or threatened against WMM, by reason of any actual or alleged failure to comply with the Immigration Act.

         3.20 PROGRAM COMPLIANCE. Neither WMM nor, to its knowledge, any of its shareholders or employees is a party to, or the beneficiary of, any agreement, contract, understanding or business venture with any provider or referral source which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S. Department of Health and Human Services or any regulations adopted by any other federal or state agency or which results in overutilization of health care services by patients.

         3.21  ENVIRONMENTAL MATTERS.  Except as disclosed on Exhibit 3.21:

         (a) There are no outstanding violations of any consent decrees entered against WMM regarding environmental matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, or noise.

         (b) There are no known claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions by WMM with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

         (c) All operations conducted by WMM have been and are in compliance in all material respects with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

         3.22  ERISA.

         (a) Except as listed in Exhibit 3.22 of the Exhibit WMM has no "employee benefit plans", as such term is defined under
                 Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or similar arrangement, written or otherwise, which provides any type of pension or welfare benefit to any of its directors, employees, or former employees.

         (b) With respect to all of the plans listed in Exhibit 3.22,WMM has delivered to ProMedCo-Northern true and exact copies of
                 (i) all plan documents embodying the provisions of such plans, together with all amendments thereto, (ii) all summary plan descriptions and summaries of material modifications pertaining thereto, (iii) copies of the most recent Internal Revenue Service determination letters, if any, relating to such plans, (iv) copies of the last three (3) years' Annual Report (Form 5500 series), as filed with respect to such plans with the Internal Revenue Service, together with all Schedules and attachments thereto, including, without limitation, copies of the plan audits and/or actuarial valuations, (v) copies of all contract administration agreements between WMM and third party administrators, (vi) copies of all participant-related forms currently in use in connection with such plans including, without limitation, salary reduction agreements and beneficiary designations and (vii) participant-specific claims history for any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) that has been in existence during any part of the last three years.

         (c)     No "prohibited transaction", as such term is defined under
                 Section 4975(c) of the Code or under Section 406 of ERISA, and the respective regulations thereunder, has occurred or is occurring with respect to any "employee benefit plan" maintained by WMM or with respect to any trustee or administrator thereof.

         3.23  PENSION, ETC.

         (a)     No "unfunded accrued liability", as such term is defined under
                 Section 3(30) of ERISA, exists with respect to any "employee pension benefit plan" listed in Exhibit 3.22 (each a "Pension Plan" and collectively the "Pension Plans").

         (b) None of the Pension Plans or any related trusts have been partially or fully terminated (through the complete cessation of contributions thereto or otherwise). In addition there has not occurred any "reportable events", as such term is defined under Section 4043 of ERISA, which could have a material adverse effect on the condition, financial or otherwise, of WMM.

         (c) Neither any of the Pension Plans nor any related trusts have incurred any "accumulated funding deficiency", as such term is defined under Section 302(a)(2) of ERISA or Section 412(a) of the Code (whether or not waived), since the effective date of ERISA.

         (d) With respect to each Pension Plan, there are not in existence any liabilities other than those liabilities shown on the Annual Reports (Form 5500 series) delivered to ProMedCo-Northern in connection herewith. No material change with respect to the matters covered by the most recent Annual Report for each Pension Plan has occurred since the filing date thereof. The terms and operation of each Pension Plan have complied, and are in compliance, with the applicable provisions of ERISA and the Code. All Pension Plans have at all times been and are qualified under Section 401(a) of the Code, except for those Pension Plans set forth in Exhibit 3.23 of the Exhibit Volume. None of the Pension Plans listed in
                 Exhibit 3.22  is unfunded.

         3.24 EMPLOYEE MATTERS. Included as Exhibit 3.24A of the Exhibit Volume is a list of all employees of WMM together with their annual rates of compensation and a list of all people who were paid bonuses in the last 12 months plus the amount thereof. Except as set forth in Exhibit 3.24A, no written employment agreement to which WMM is a party requires longer than a four-week notice before termination or agreement to lend, or guarantee any loan, to an employee or an agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding. Exhibit 3.24B of the
Exhibit Volume is a brief description of employee benefits of WMM.

         3.25 INSURANCE AND BONDS. Exhibit 3.25A contains a description of all fire, liability and other insurance coverage maintained by WMM currently in force, including the amounts and losses and risks covered; all such policies are fully paid as to all premiums heretofore due. Exhibit 3.25B contains a description of all malpractice liability insurance policies of WMM since January 1, 1994. Except as set forth on Exhibit 3.25C, WMM has not had in the last seven years filed a written application for any insurance coverage which has been denied by an insurance agency or carrier. Exhibit 3.25D sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence, filed by WMM during the three year period immediately preceding the date hereof, including, but not limited to, workers compensation, general liability and environmental liability. WMM is not in material default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

         3.26 LABOR MATTERS. There are no collective bargaining agreements with any labor union to which WMM is a party or by which WMM is bound, and it is not currently negotiating with a labor union. No employees of WMM have ever petitioned for a representation election. WMM is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against WMM pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to its knowledge, threatened against or affecting WMM. No grievance which might have a material adverse effect on WMM or the conduct of its business nor any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. WMM has not experienced any employee strikes during the last three years. WMM will advise ProMedCo-Northern of any such labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Escrow Closing Date. Except as may be required by COBRA Code or applicable state health care continuation coverage statutes, WMM has no liability under any plan or arrangement which provides welfare benefits, including medical and life insurance, to any current retiree or terminated employee.

         3.27 HEALTHCARE COMPLIANCE. WMM is participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other third-party payor programs (collectively "Third Party Payor Programs"). All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and to WMM's knowledge, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Third Party Payor Program. To WMM's knowledge, WMM is in full compliance in all material respects with the requirements of all such Third Party Payor Programs applicable thereto.

         3.28 FACILITY COMPLIANCE. Each Clinic Facility is duly licensed and is lawfully operated in accordance with the requirements of all applicable law in all material respects and has all necessary authorizations for the use and operation, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to WMM issued by any governmental authority or Third Party Payor Program requiring conformity or compliance with any applicable law or condition for participation of such governmental authority or Third Party Payor program, and WMM has neither received notice nor has any knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the ordinary course.

         3.29 IMPROPER PAYMENTS. Neither WMM nor, to its knowledge, any officer or employee of WMM have made any bribes, kickbacks or other improper payments on behalf of WMM or received any such payments from vendors, suppliers or other persons contracting with WMM.

         3.30 BOOKS OF ACCOUNT; REPORTS. The books of account of WMM in reasonable detail, accurately and fairly reflect its transactions and the disposition of its assets.

         3.31 NO FINDERS OR BROKERS. Neither WMM nor any officer or director of WMM has engaged any finder or broker in connection with the transactions contemplated hereunder.

         3.32 STOCKHOLDER AGREEMENTS. WMM intends to request each of its non-dissenting stockholders to execute and deliver Stockholder Agreements as contemplated by Section 8.8 hereof. WMM has no reason to believe that any of the statements, representations and warranties made forth in such Stockholder Agreements by its shareholders are not true and correct.

         3.33 REVIEW OF INFORMATION. WMM has been afforded access to all material information concerning ProMedCo and, in addition thereto, has been afforded the opportunity to ask questions of, and receive answers from, ProMedCo concerning the business and properties of ProMedCo and to review any materials relating to ProMedCo.

         3.34 AUTHORITY; BINDING EFFECT. WMM has full power and authority to enter into this Agreement and, subject to the approval of stockholders as required by Nevada law, to carry out the transactions contemplated hereby. The Board of Directors of WMM has taken all action required by law and by WMM's Articles of Incorporation and by-laws, or otherwise, to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. Subject to the foregoing, the execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of WMM enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by ProMedCo and ProMedCo-Northern and constitutes the valid and binding obligation, enforceable against ProMedCo and ProMedCo-Northern in accordance with its terms (except as enforceability against ProMedCo and ProMedCo-Northern may be restricted, limited or delayed to the same extent as referred to in parenthetical phrase immediately above).

         3.35 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No characteristic of WMM or of the nature of its business or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement by WMM and the consummation by WMM of the transactions contemplated hereby other than the filing of the Articles of Merger with the Secretary of State of Nevada.

         3.36 NO ADVERSE EFFECT. There is no event or condition of any kind or character pertaining to the business, assets or prospects of WMM that may adversely affect such business, assets or prospects other than general economic conditions affecting the United States or Reno, Nevada or which may affect the industry in which WMM participates as a whole.

         3.37 DISCLOSURE. The representations and warranties by WMM in this Agreement and the statements of WMM in this Agreement and the documents and certificates furnished or to be furnished by WMM to ProMedCo and ProMedCo-Northern pursuant hereto do not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein in the circumstances, under which they were made, not misleading. WMM has disclosed to ProMedCo and ProMedCo-Northern all facts known to WMM material to the assets, liabilities, business, operation and property of WMM. There are no facts known to WMM not yet disclosed which would materially adversely affect the future operations of WMM.

ARTICLE  4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND PROMEDCO-NORTHERN

         ProMedCo and ProMedCo-Northern hereby represent and warrant as follows:

         4.1 ORGANIZATION AND STANDING OF PROMEDCO AND PROMEDCO-NORTHERN. ProMedCo and ProMedCo-Northern are each corporations duly organized, validly existing and in good standing under the laws of the state of Texas and Nevada, respectively; each has full corporate power and authority to conduct its business as now being conducted; and each is duly qualified to do business in each jurisdiction in which the nature of the property owned or leased or the nature of the business conducted by it requires such qualification.

         4.2 CAPITALIZATION OF PROMEDCO. The authorized capital stock of ProMedCo consists of 700,000 shares of no par value Series A Convertible Preferred Stock, 20,000,000 shares of no par value Common Stock and 2,600,000 shares of no par value Class B Common Stock, of which as of the date hereof, 500,000 shares of Series A Convertible Preferred Stock, 4,789,250 shares of Common Stock and 1,226,150 shares of Series B Common Stock are validly issued and outstanding, fully paid and non-assessable. In the event ProMedCo merges with Professional Medical Management Company prior to the Effective Date, the outstanding capital structure of Professional Medical Management Company will be substantially identical to that of ProMedCo set forth in this Section 4.2 except for the conversion of the Series A Convertible Preferred Stock and Class B Common Stock into Common Stock and the issuance of Common Stock to the public at the ProMedCo IPO Price; the authorized number of shares of Common Stock may be greater and there may be authorization for a "blank check" preferred stock.

         4.3 PROMEDCO STOCK. The ProMedCo Stock to be issued in connection with the transactions contemplated hereby will be, upon issuance thereof, duly authorized, validly issued, fully paid and non-assessable.

         4.4 AUTHORITY; BINDING EFFECT. Each of ProMedCo and ProMedCo-Northern has corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken (or by the Escrow Closing Date will have taken) all action required by law, its Articles of Incorporation, by-laws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of each of ProMedCo and ProMedCo-Northern enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by WMM and constitutes the valid and binding obligation, enforceable against WMM in accordance with its terms (except as enforceability against WMM may be restricted, limited or delayed to the same extent as referred to in parenthetical phrase immediately above).

         4.5 NO FINDERS OR BROKERS. Neither ProMedCo, ProMedCo-Northern nor any officer or director of either has engaged any finder or broker in connection with the transactions contemplated hereunder.

         4.6 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No characteristic of ProMedCo or ProMedCo-Northern or of the nature of their business or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby other than the filing of the Articles of Merger with the Secretary of State of Nevada.

         4.7 PENDING LITIGATION. There are no proceedings pending or threatened, against or affecting ProMedCo in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of ProMedCo considered as a whole.

         4.8 COMPLIANCE WITH OTHER INSTRUMENTS. ProMedCo is not in violation or default in any material respect of any provision of its Articles of Incorporation or by-laws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound that could reasonably be expected to have a material adverse effect on ProMedCo's business, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to ProMedCo that could reasonably be expected to have a material adverse effect on ProMedCo's business. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any such material violation or default, (ii) result in any material violation or material breach of, or permit any third party to rescind any term or provision of, or constitute a material default under, any material loan, note, indenture, mortgage, deed of trust, security agreement, lease, contract. license or other agreement to which ProMedCo is a party or by which ProMedCo or its assets is bound, or (iii) to the best of ProMedCo's knowledge, violates any laws, statutes, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or government body such that such violation could reasonably be expected to have a material adverse effect on ProMedCo's business.

         4.9 DISCLOSURE. ProMedCo has provided WMM with true and complete copies of its audited financial statements for the period July 1, 1994 to December 31, 1994, its fiscal year ended December 31, 1995 and its unaudited quarterly reports for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996. The Financial Statements and all other information delivered to WMM in connection herewith do not contain and will not contain any untrue statement of a material fact or omit to state a material fact or necessary in order to make the statements made herein or therein, in the circumstances in which they were made, not misleading. The Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of ProMedCo and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). Since September 30, 1996, there has been no material in ProMedCo's accounting policies.

         4.10 ABSENCE OF CERTAIN CHANGES. Since September 30, 1996, ProMedCo has conducted its business in the ordinary course and, except for the execution, delivery and performance of this Agreement or as required hereby, there has not occurred: (a) any material adverse change in the business, financial condition, results of operations, prospects or assets of ProMedCo;
(b) other than the transactions contemplated hereby, any entry into any material commitment or transaction by ProMedCo;(c) any damage destruction or loss, whether or not covered by insurance, materially and adversely effecting the business, financial condition, results of operation, prospects or assets of ProMedCo; or (d) any acquisition or disposition of a material amount of property or assets of ProMedCo outside of the ordinary course of business.

ARTICLE  5 COVENANTS OF PROMEDCO AND PROMEDCO-NORTHERN

         ProMedCo and ProMedCo-Northern hereby covenant and agree as follows:

         5.1 BEST EFFORTS TO SECURE CONSENTS. ProMedCo and ProMedCo-Northern shall use their best efforts to secure before the Closing all necessary consents and approvals needed to satisfy all the conditions precedent to the obligations of the parties hereunder.

         5.2 CORPORATE ACTION. ProMedCo and ProMedCo-Northern will take all necessary corporate and other action and use its best efforts to obtain all consents, approvals and amendments of agreements required of them to carry out the transactions contemplated by this Agreement and to satisfy the conditions specified herein.

         5.3 HANDLING OF DOCUMENTS. With respect to information provided by WMM pursuant to this Agreement prior to the Closing, ProMedCo and ProMedCo-Northern shall keep all such information confidential which is not in the public domain, except to the extent that such information (i) becomes generally available to the public other than as a result of a disclosure directly or indirectly by ProMedCo or ProMedCo-Northern, (ii) was known by ProMedCo or ProMedCo-Northern on a non-confidential basis prior to disclosure to ProMedCo or ProMedCo-Northern by WMM pursuant to this Agreement or (iii) becomes available to ProMedCo or ProMedCo-Northern on a non-confidential basis from a source (other than WMMor TMG ) which is entitled to disclose the same, and to exercise the same care in handling such information as it would exercise with similar information of its own.

         5.4 NON-DISCLOSURE. ProMedCo and ProMedCo-Northern will keep confidential and not disclose to any third party any information relating to the business of WMM, whether acquired by ProMedCo or ProMedCo-Northern before or after the Escrow Closing Date, which WMM has not made generally available to the public.

ARTICLE  6 COVENANTS OF WMM

         WMM hereby covenants and agrees as follows:

         6.1 ACCESS AND INFORMATION. Between the date of this Agreement and the Escrow Closing Date; WMM will: (i) provide to ProMedCo-Northern and its officers, attorneys, accountants and other representatives, during normal business hours, or otherwise if ProMedCo-Northern deems reasonably necessary, free and full access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns, and documents of WMM and permit them to make copies thereof; (ii) furnish ProMedCo-Northern and its representatives with all information concerning the business, properties and affairs of WMM as ProMedCo-Northern reasonably requests and certified by the officers, if requested; (iii) cause the independent public accountants of WMM to make available to ProMedCo-Northern and its representatives all financial information relating to WMM requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish ProMedCo-Northern true and complete copies of all financial and operating statements of WMM; (v) permit access to customers and suppliers for consultation or verification of any information obtained by ProMedCo-Northern and use their best efforts to cause such customers and suppliers to cooperate with ProMedCo-Northern in such consultation and in verifying such information; and (vi) cause their employees, accountants and attorneys to make disclosure of all material facts known to them affecting the financial condition and business operations of WMM and to cooperate fully with any audit, review, investigation or examination made by ProMedCo-Northern and its representatives, including, without limitation, with respect to:

         (a)     The books and records of WMM;

         (b)     The reports of state and federal regulatory examinations;

         (c) Leases, contracts and commitments between the WMM and any other person;

         (d)     Physical examination of the Clinic Facility; and

         (e) Physical examination of the equipment and furnishings within the Clinic Facility.

         6.2 CONDUCT OF BUSINESS. Between the date hereof and the Escrow Closing Date, except as otherwise expressly approved in writing by ProMedCo-Northern, WMM shall conduct its business only in the ordinary course thereof consistent with past practice and in such a manner that the representations and warranties contained in Article 3 of this Agreement shall be true and correct at and as of the Escrow Closing Date (except for changes contemplated, permitted or required by this Agreement) in all material respects and so that the conditions to be satisfied by WMM at the Closing shall have been satisfied. WMM will, consistent with conducting its business in accordance with reasonable business judgment, preserve the business of the WMM intact; use its reasonable best efforts to keep available to ProMedCo-Northern the services of the present employees of the WMM (except those dismissed for cause, those who voluntarily discontinue their employment and those whose termination is consented to by ProMedCo-Northern) and preserve for ProMedCo-Northern the goodwill of the suppliers, patients and others having business relations with the WMM.

         6.3 COMPLIANCE WITH AGREEMENT. WMM shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement. WMM shall give ProMedCo-Northern prompt written notice of any change in any information contained in the representations and warranties made in Article 3 hereof and on the Exhibits referred to therein (provided, however, that such notice shall not limit ProMedCo-Northern's rights under Section 8.1 hereof) and of any condition or event which constitutes a default of any covenant or agreement made in Article 6 or in any other section hereof.

         6.4 BEST EFFORTS TO SECURE CONSENTS. WMM shall take the necessary corporate and other action and shall use its reasonable best efforts to secure before the Escrow Closing Date all necessary consents and approvals required to carry out the transactions contemplated by the Agreement and to satisfy all other conditions precedent to the obligations of ProMedCo, ProMedCo-Northern and WMM.

         6.5 UNUSUAL EVENTS. Until the Escrow Closing Date, WMM shall supplement or amend all relevant Exhibits in the Exhibit Volume with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date WMM delivers to ProMedCo-Northern such supplemental disclosures or to prevent or cure any misrepresentation, breach of warranty or breach of covenant, unless agreed to in writing by ProMedCo-Northern; provided further, that if, subsequent to such disclosures, the merger between ProMedCo-Northern and WMM contemplated hereby is consummated, then such disclosures shall be effective for purposes of the indemnification provisions contained in Article 10 of this Agreement.

         6.6 INTERIM FINANCIAL STATEMENTS. Within 30 days after the end of each calendar month subsequent to the date of this Agreement and prior to the Escrow Closing Date, WMM shall deliver to ProMedCo-Northern an unaudited balance sheet of WMM as of the end of such calendar month together with the related statement of operations. All such financial statements shall fairly present the financial position, results of operations and changes in financial periods indicated, in accordance with generally accepted accounting principles consistently applied except that note information may be omitted in such statements, and that such statements shall be subject to normal year-end audit adjustments, but only if such adjustments are of a normal, recurring type and are not material in the aggregate..

         6.7  DEPARTMENTAL VIOLATIONS.    All notes or notices of violations of
law or municipal ordinances, orders or requirements noted in or issued by the departments of buildings, fire, labor, health, or any other state or municipal department having jurisdiction against or affecting the business, property or assets of WMM shall be complied with prior to the Escrow Closing Date unless contested in good faith by appropriate proceedings. All such notes or notices, after the date hereof and prior to the Escrow Closing Date, shall be complied with by WMM prior to the Escrow Closing Date unless contested in good faith by appropriate proceedings. Upon written request, WMM shall furnish ProMedCo-Northern with an authorization to make the necessary searches for such notes or notices.

         6.8 INSURANCE RATINGS. WMM shall take all action reasonably requested by ProMedCo-Northern to enable it to succeed to the Workers' Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of WMM and other ratings for insurance or other purposes established by WMM. ProMedCo-Northern shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

         6.9 MAINTAIN INSURANCE COVERAGE. From the date hereof until the Escrow Closing Date, WMM shall maintain and cause to be maintained in full force and effect the existing insurance on its assets and the operations of WMM and shall provide, upon request by ProMedCo-Northern, evidence satisfactory to ProMedCo-Northern that such insurance continues to be in effect and that all premiums due have been paid.

         6.10 EXCLUSIVE DEALINGS. During the period from the date of this Agreement to the Escrow Closing Date, or until the earlier termination of this Agreement pursuant to Article 9, WMM shall refrain from taking any actions, directly or indirectly, to encourage, initiate, or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than ProMedCo and ProMedCo-Northern, concerning the purchase of WMM or its assets, or any merger, joint venture or similar transaction involving WMM and will not enter into any such transaction.

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WMM

         All obligations of WMM which are to be discharged under this Agreement at the Escrow Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by ProMedCo and ProMedCo-Northern at or prior to the Escrow Closing and to the fulfillment at, or prior to, the Escrow Closing, of each of the following conditions (unless expressly waived in writing by WMM at any time at or prior to the Escrow Closing):

         7.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties made by ProMedCo and ProMedCo-Northern contained in Article 4 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Escrow Closing, and shall be true at and as of the date of Closing in all material respects; ProMedCo and ProMedCo-Northern shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Escrow Closing; and WMM shall have been furnished with a certificate of the President or any Vice President of ProMedCo and of ProMedCo-Northern, dated the Escrow Closing Date, in such officer's capacity, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

         7.2 OPINION OF COUNSEL. WMM shall have been furnished with an opinion dated the Escrow Closing Date of Boult, Cummings, Conners & Berry, PLC, counsel to ProMedCo and ProMedCo-Northern, in form and substance satisfactory to WMM, to the effect set forth as Appendix 7.2 attached hereto.

         7.3 AUTHORITY. All action required to be taken by or on the part of ProMedCo and ProMedCo-Northern to authorize the execution, delivery and performance of this Agreement by ProMedCo and ProMedCo-Northern and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of ProMedCo and ProMedCo-Northern and by the shareholder of ProMedCo-Northern.

         7.4 NO OBSTRUCTIVE PROCEEDING. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against WMM, or the officers or directors of WMM, which seeks to, or would, render it unlawful as of the Escrow Closing Date to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         7.5 DELIVERY OF CERTAIN CERTIFIED DOCUMENTS. At the Escrow Closing, ProMedCo-Northern shall deliver to WMM accurate copies of the Articles of Incorporation of each of ProMedCo-Northern and ProMedCo certified (not more than 30 days prior to the Escrow Closing Date) by the appropriate governmental authorities, copies of resolutions of the Board of Directors and of the shareholder of ProMedCo-Northern, certified by the secretary or assistant secretary of ProMedCo- Northern approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including execution and delivery of the various agreements and instruments contemplated hereby and copies of resolutions of the Board of Directors of ProMedCo, certified by the secretary or assistant secretary of ProMedCo approving the issuance of the ProMedCo Stock and guaranty of this Agreement and various instruments contemplated hereby.

         7.6 NO AGENCY PROCEEDINGS. There shall not be pending or, to the knowledge of ProMedCo or ProMedCo-Northern, threatened, any claim, suit, action or other proceeding brought by a governmental agency before any court or governmental agency, seeking to prohibit or restrain the transactions contemplated by this Agreement or material damages in connection therewith.

         7.7  CLOSING TRANSACTIONS.  All the transactions described in Section
2.9 shall have been consummated simultaneously with the Escrow Closing.

         7.8 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to WMM pursuant to this Agreement shall be satisfactory in form and substance to WMM and its counsel acting reasonably and in good faith.

ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO AND PROMEDCO-NORTHERN

         All obligations of ProMedCo and ProMedCo-Northern which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by WMM at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by ProMedCo and ProMedCo-Northern at any time at or prior to the Closing):

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of WMM contained in Article 3 of this Agreement and all of the representations and warranties of TMG in the Inducement Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Escrow Closing, and shall be true at and as of the date of Escrow Closing in all material respects (without taking into account any disclosures made by WMM to ProMedCo and ProMedCo-Northern pursuant to Section 6.5 hereof); WMM shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Escrow Closing; and ProMedCo and ProMedCo-Northern shall be furnished with a certificate of the President or any Vice President of WMM, dated the Escrow Closing Date, in such person's corporate capacity, certifying to the truth of such representations and warranties as of the time of the Escrow Closing and to the fulfillment of such covenants and conditions.

         8.2 NO OBSTRUCTIVE PROCEEDING. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against ProMedCo or ProMedCo-Northern or the officers or directors of ProMedCo or ProMedCo-Northern which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transaction contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         8.3 OPINION OF WMM COUNSEL. WMM shall have delivered to ProMedCo and ProMedCo-Northern at the Closing an opinion of Stoel Rives LLP, counsel to WMM, dated the Escrow Closing Date, in form and substance satisfactory to ProMedCo and ProMedCo-Northern, to the effect set forth as Appendix 8.3 attached hereto.

         8.4 DISSENTERS. Holders of not more than 10% of the outstanding capital stock of WMM shall have elected to assert their dissenter's rights under Section 92A.300 of the Nevada Revised Statues.

         8.5 SERVICE AGREEMENT. TMG shall have entered into the Service Agreement with ProMedCo-Northern.

         8.6 EMPLOYMENT AGREEMENTS. Holders of at least 90% of the outstanding capital stock of WMM and all Providers, as such term is defined in the Service Agreement, shall have entered into employment agreements as contemplated by Section 2.9 hereof except for Providers representing an aggregate annualized gross income of less than $375,000 as set forth in Appendix 2.9B-2.

         8.7 POOLING LETTERS. At or prior to the Closing, ProMedCo shall have received letters from Arthur Andersen & Co. LLP in form and substance satisfactory to ProMedCo to the effect that the transactions contemplated by this Agreement and the Appendices hereto will constitute a "Pooling of Interests" under GAAP.

         8.8 STOCKHOLDER AGREEMENTS. All of the non-dissenting Shareholders of WMM shall have executed and delivered a stockholder agreement in the form attached hereto as Appendix 8.8 (the "Stockholder Agreements").

         8.9 INDUCEMENT AGREEMENT. At or prior to the Closing, TMG shall enter into an Inducement Agreement in the form attached hereto as Appendix 8.9.

         8.10 CONSENTS AND APPROVALS. Each of the parties to any agreement or instrument under which the transactions contemplated hereby would constitute or result in a default or acceleration of material obligations shall have given such consent as may be necessary to permit the consummation of the transactions contemplated hereby without constituting or resulting in a material default or acceleration under such agreement or instrument, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given. Also, ProMedCo-Northern shall have received releases, waivers of default and consents to assignment in form satisfactory to it from all parties to material contracts and agreements to be assumed by ProMedCo-Northern hereunder if so required thereby. In addition, ProMedCo-Northern and ProMedCo shall have received approval of the transactions contemplated hereby from ProMedCo's lenders.

         8.11 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to ProMedCo-Northern pursuant to this Agreement shall be satisfactory in form and substance to ProMedCo and ProMedCo-Northern and its counsel acting reasonably and in good faith.

         8.12 NO ADVERSE CHANGE. From the date of this Agreement until the Closing, the operations of WMM shall have been conducted in the ordinary course of business consistent with past practice and from the date of the WMM Financial Statements until the Closing no event shall have occurred or have been threatened which has or would have a material and adverse affect upon the financial condition, assets, liabilities, operations, prospects or business of WMM; and WMM shall have not sustained any loss or damage to their assets, whether or not insured, that affects materially and adversely its ability to conduct its business.

         8.13 DELIVERY OF CERTAIN DOCUMENTS. At the Closing, WMM shall have delivered to ProMedCo-Northern copies of the Articles of Incorporation of WMM certified (not more than 30 days prior to the Escrow Closing Date) by the appropriate governmental authorities and copies of resolutions of the stockholders of WMM and of the Board of Directors of WMM, certified by the secretary of WMM, approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         8.14  CLOSING TRANSACTIONS.  All the transactions described in Section
2.9 shall have been consummated simultaneously with the Closing.

ARTICLE  9  TERMINATION

         9.1 OPTIONAL TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Escrow Closing Date, notwithstanding stockholder approval as follows:

         (a)     By the mutual consent of ProMedCo, ProMedCo-Northern and WMM;
                 or

         (b) By WMM, if any of the conditions set forth in Article 7 shall not have met by November 15, 1996; provided that WMM shall not be entitled to terminate this Agreement pursuant to this
                 Section 9.1(b) if WMM's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

         (c)     By ProMedCo-Northern, if any of the conditions provided in
                 Article 8 hereof have not been met by November 15, 1996; provided that ProMedCo-Northern shall not be entitled to terminate this Agreement pursuant to this Section 9.1(c) if ProMedCo's or ProMedCo-Northern's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

         9.2 NOTICE OF ABANDONMENT. In the event of such termination by either ProMedCo and ProMedCo-Northern or WMM pursuant to Section 9.1 above, written notice shall forthwith be given to the other party hereto.

         9.3 TERMINATION. In the event this Agreement is terminated as provided above, ProMedCo and ProMedCo-Northern shall deliver to WMM all documents (and copies thereof in their possession) concerning WMM, TMG and their respective Affiliates previously delivered by WMM and TMG to ProMedCo and ProMedCo-Northern; and none of the parties nor any of their respective partners, shareholders, directors, or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach of any of the provisions of this Agreement.

ARTICLE 10 INDEMNIFICATION

         10.1 INDEMNIFICATION BY SHAREHOLDERS. The Shareholders by their execution of this Agreement, agree severally to indemnify, defend and hold ProMedCo and ProMedCo-Northern and their Affiliates, and subsidiaries, and its and their respective employees, representatives, officers and agents, harmless from and against any claims, losses, liability, obligations, lawsuits, deficiencies, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, attorneys' fees, costs of investigation and all amounts paid in defense or settlement of the foregoing, suffered or incurred by ProMedCo or ProMedCo-Northern as a result of a breach of any obligation, representation, warranty, covenant or agreement made by WMM in this Agreement or any agreement referred to herein or because any representation or warranty by WMM contained herein, in any document furnished or required to be furnished pursuant to this Agreement by WMM to ProMedCo or ProMedCo-Northern or any of their representatives, or any documents furnished to ProMedCo and ProMedCo-Northern in connection with the Escrow Closing hereunder, shall be false.

         10.2 INDEMNIFICATION BY PROMEDCO AND PROMEDCO-NORTHERN. ProMedCo and ProMedCo-Northern agree to indemnify, defend and hold the Shareholders and their Affiliates, and its and their respective employees, representatives, officers and agents, harmless from and against any claims, losses, liability, obligations, lawsuits, deficiencies, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, attorneys' fees, costs of investigation and all amounts paid in defense or settlement of the foregoing, suffered or incurred by the Shareholders as a result of a breach of any obligation, representation, warranty, covenant or agreement made by ProMedCo or ProMedCo-Northern in this Agreement or any agreement referred to herein or because any representation or warranty by ProMedCo or ProMedCo-Northern contained herein, in any document furnished or required to be furnished pursuant to this Agreement by ProMedCo or ProMedCo-Northern to WMM or the Shareholders or any of their representatives, or any documents furnished to WMM or the Shareholders in connection with the Escrow Closing hereunder, shall be false.

         10.3 REPRESENTATION, COOPERATION AND SETTLEMENT. With respect to claims made by third parties, if a party or person named in Sections 10.1 or
10.2 as being entitled to indemnification hereunder (an "Indemnitee") is threatened with any claim, or any claim is presented to or any action or proceeding commenced against such party or person, which my give rise to the right of indemnification hereunder, the Indemnitee will give written notice thereof promptly (and in no event later than the last survival date of the representation and warranty for the breach of which indemnification is sought) to the party or parties bearing the indemnification obligation (the "Indemnifying Party"). The Indemnifying Party shall have the right to participate in the defense of such caim, action or proceeding, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying

Party similarly notified, to assume the defense. thereof with counsel mutually satisfactory to such parties and the Indemnitee. If the Indemnifying Party and the Indemnitee agree upon mutually satisfactory counsel to assume the defense, the Indemnifying Party shall assume the expense of such counsel's fees and shall no longer assume the expense of the Indemnitee's attorneys' fees. In the event the Indemnifying Party undertakes to compromise or defend any such liability, the Indemnifying Party shall so notify the Indemnitee in writing promptly of its intention to do so, and the Indemnitee shall cooperate with the Indemnifying Party and its counsel in the compromising of or the defending against any such liabilities or claims, at the expense of the Indemnifying Party. Such cooperation shall include, but shall not be limited to, the provision to the Indemnifying Party of reasonable access to the Indemnitee's business records, research, documents and employees as they relate to the defense of any indemnified claim. In response to a bona fide settlement offer, the Indemnifying Party may settle the monetary portion of an indemnifiable matter which it has duly elected to contest without the consent of the Indemnitee unless such settlement has an adverse effect upon the Indemnitee, in which case such matters shall be settled only with the consent of the Indemnitee; provided, however, that the Indemnifying Party shall not have the right to agree to a settlement involving injunctive or other equitable relief without obtaining the prior written consent of the Indemnitee. In the event the Indemnitee declines to consent to the monetary settlement described in the preceding sentence (other than a settlement that has an adverse effect on the Indemnitee), then the Indemnitee shall have no right to indemnification beyond, and the Indemnifying Party shall have no obligation to pay damages and attorneys' fees hereunder in excess of, the amount of the proposed settlement.

         10.4 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude either WMM or the Shareholders, on the one hand, or ProMedCo and ProMedCo-Northern, on the other, from asserting any other rights or seeking any other remedies against the other parties to which they are entitled by law, including without limitation the right of set-off with respect to obligations of ProMedCo-Northern under this or any other agreement to which the Shareholders as a group or individually may be parties.

         10.5  RESTRICTIONS AND LIMITATIONS.

         (a)     LIMITS.

              (i) Each Shareholder's liability for indemnification hereunder shall be limited to the portion of the Consideration received by or otherwise due to such Shareholder;

             (ii) The liability for any breach of an Employment Agreement, including the non-competition provisions, shall be only that of the breaching party and shall not be satisfied pursuant to the terms of this
                          Article 10.

         (b) TIME PERIODS. No claims for indemnification hereunder shall be made at any time later than December 31, 1998; provided however, that the representations and warranties contained in Sections 3.7, 3.18 and 3.22 shall survive for the period of the applicable statute of limitations.

         10.6  SHAREHOLDER REPRESENTATIVE.

         (a) APPOINTMENT. By their execution of this Agreement, the Shareholders of WMM irrevocably constitute and appoint Dr. Catherine Goring and John P. Billingsley and each of them, as the agents and attorneys-in-fact of the Shareholders (the "Shareholder's Representative") to act for and on behalf of each of the Shareholders with respect to all matters arising in connection with the Escrow Agreement described in Section 2.9(f) hereof (the "Escrow Agreement"), including but not limited to, the power and authority, in the Shareholder's Representative's sole discretion, to:

                        (i) take any action contemplated to be taken by, and receive any notices contemplated to be given to, the Shareholder's Representative under the Escrow Agreement;

                       (ii) negotiate, determine, defend and settle any dispute which my arise under the Escrow Agreement between the Shareholder's Representative and the other parties thereto and to accept service of process in connection therewith; and

                      (iii) make, execute, acknowledge and deliver any release, assurance, receipt, request, instruction, notice, agreement, certificate or other instrument, and to generally do any and all things and to take any and all actions which my be requisite, proper or advisable in connection with the Escrow Agreement.

         (b) INDEMNIFICATION OF SHAREHOLDER'S REPRESENTATIVE. Each Shareholder shall indemnify and hold the Shareholder's Representative harmless with respect to anything done by the Shareholder's Representative in good faith in connection with their responsibilities hereunder and to reimburse the Shareholder's Representative, in proportion to their respective interests in the Balance of the ProMedCo Shares for any costs or expenses, including attorneys' fees, incurred by the Shareholder's Representative in the satisfaction of their responsibilities hereunder.

         (c) SELECTION OF SUCCESSOR. If any Shareholder Representative or any successor Shareholder Representative shall die, become disabled, or otherwise be unable to continue to act as a Shareholder Representative hereunder, the Shareholders who formerly held a majority of the shares of Common Stock of WMM, within fifteen (15) days of such occurrence, shall appoint a successor Shareholder Representative and shall promptly notify the other parties hereto in writing of the identify of such successor.

ARTICLE 11 MISCELLANEOUS

         11.1 EXPENSES. All expenses of the preparation of this Agreement and of the transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment adviser's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated.

         11.2 NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail or registered mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid):

         To WMM:                Western Medical Management Corporation, Inc.
                                75 Pringle Way
                                Suite 712
                                Reno, NV 89502
                                Attention: CEO

         with a copy to:        Kenneth W. Johnson
                                Stoel Rives, LLP
                                600 University St.
                                Suite 3600
                                Seattle, WA 98101-3197

         To ProMedCo and
                                 ProMedCo-Northern:  ProMedCo, Inc.
                                 801 Cherry Street
                                 Suite 1450
                                 Fort Worth, TX 76102
                                 Attention: Chief Executive Officer

         with a copy to          John E. Gillmor
                                 Boult, Cummings, Conners & Berry, PLC
                                 414 Union Street, Suite 1600
                                 Nashville, TN 38219

or to such other address as either WMM or ProMedCo may designate by notice to the other.

         11.3 ENTIRE AGREEMENT. This Agreement and the Appendices, Exhibits, schedules and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

         11.4 ALTERNATIVE DISPUTE RESOLUTION. Any dispute, disagreement, claim or controversy arising out of or related to this Agreement (a "Disputed Matter") may, at the option of either party hereto upon written notice to the other party, be submitted to non-binding mediation before a mutually acceptable neutral advisor. To the extent the neutral advisor is compensated, the parties shall each bear half the cost. Any Disputed Matter that is not resolved through mediation will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Washoe County, Nevada, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         11.5 GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA.

         11.6 LEGAL FEES AND COSTS. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

         11.7 TIME. Time is of the essence for purposes of each and every provision of this Agreement.

         11.8 SECTION HEADINGS. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         11.9 WAIVER. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         11.10 NATURE AND SURVIVAL OF REPRESENTATIONS. All statements contained in any certificate delivered by or on behalf of any of the parties to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the respective parties hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive the transactions contemplated hereby and any investigation made by ProMedCo or ProMedCo-Northern.

         11.11 EXHIBITS. All Exhibits, Appendices, schedules and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

         11.12 ASSIGNMENT. No party hereto shall assign this Agreement without first obtaining the written consent of the other party, except ProMedCo and ProMedCo-Northern shall have the right to assign this Agreement to an Affiliate or any institutional lender providing financing to ProMedCo and its subsidiaries.

         11.13 BINDING ON SUCCESSORS AND ASSIGNS. Subject to Section 11.12, this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         11.14 PARTIES IN INTEREST. Nothing in this Agreement is intended to confer any right on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

         11.15 AMENDMENTS. This Agreement may be amended, but only in writing, signed by the parties hereto, at any time prior to the Closing, before or after approval hereof by the stockholders of WMM, with respect to any of the terms contained herein, but after such stockholder approval, no amendment shall be made which reduces the consideration per share paid each such stockholder without the further approval of such stockholders.

         11.16 DRAFTING PARTY. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

         11.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         11.18 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including without limitation, consents, waivers and modifications which may hereafter be executed, the Exhibits and documents delivered at the Closing, and financial statements, certificates and other information previously or hereafter furnished to ProMedCo-Northern may be reproduced by ProMedCo-Northern by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and ProMedCo-Northern may destroy any original documents so reproduced. WMM agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by ProMedCo-Northern in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         11.19 PRESS RELEASES. Except as required by law, no party shall not make any press releases or other public announcements relating to this Agreement or the transactions contemplated hereby without the prior written consent of the others.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

         PROMEDCO, INC.


         By
           --------------------------------
         Its
            -------------------------------
         Name
             ------------------------------


         PROMEDCO OF NORTHERN NEVADA, INC.


         By
           --------------------------------
         Its
            -------------------------------
         Name
             ------------------------------


         WESTERN MEDICAL MANAGEMENT CORPORATION, INC.


         By
           --------------------------------
         Its
            -------------------------------
         Name
             ------------------------------

                            JOINDER BY SHAREHOLDERS

         The undersigned shareholders of Western Medical Management Corporation, Inc., a Nevada corporation (the "Company"), hereby join the above Agreement for Statutory Merger for the purpose of being bound thereby.

----------------------------------       ----------------------------------
Victor K. Knutzen, M.D.                  Catherine Goring, M.D.


----------------------------------       ----------------------------------
Craig Klose, M.D.                        Ricardo Garcia, M.D.


----------------------------------       ----------------------------------
Terrence McGaw, M.D.                     Brad Graves, M.D.


----------------------------------       ----------------------------------
John P. Billingsley                      Lester Ho, M.D.


----------------------------------       ----------------------------------
Michael E. Gallagher                     Elaine Gajewski

                               LIST OF APPENDICES

NUMBER                           DESCRIPTION
2.9A                      Form of Service Agreement
2.9B-1                    Forms of Employment Agreement
2.9B-2                    List of Providers' Gross Incomes
2.9C                      Form of Interim Service Agreement
2.9D                      Form of Interim Management Agreement
2.9E                      Form of Credit Agreement
2.9F                      Form of Escrow Agreement
7.2                       Opinion of Counsel to ProMedCo-Northern
8.3                       Opinion of Counsel to WMM
8.8                       Form of Stockholder Agreement
8.9                       Form of Inducement Agreement

                                LIST OF EXHIBITS

NUMBER           DESCRIPTION
3.1              Copies of WMM's Articles of Incorporation and Bylaws
3.4              WMM Financial Statements
3.6              Exceptions to Absence of Recent Changes Representation
3.7              Recent UCC report on WMM's assets
3.8              Contracts
3.9              List of Burdensome Agreements
3.10             Related party transactions
3.11             Exceptions to No Default Representation
3.15             Permits and licenses
3.16             Litigation
3.21             Environmental Matters
3.22             List of Employee Benefit Plans
3.23             List of Employee Benefit Plans not qualified under Section
                  401(a) of the Internal Revenue Code
3.24A            List of highly compensated employees
3.24B            Description of Employee Benefits
3.25A            List of Insurance coverages and bonds
3.25B            List of Malpractice Coverages
3.25C            Description of denials of coverage
3.25D            Claims History